CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of HS Resources, Inc. 401(k) & Profit Sharing Plan dated June 29, 1999, and the financial statements of HS Resources, Inc. Profit Sharing Plan dated April 16, 1999, included in this Form 11-K and the Registration Statements on Form S-8 (Nos. 33-91934 and 333-81261).



Denver, Colorado,                                 /s/ ARTHUR ANDERSEN LLP
  June 29, 1999.